UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2007

STRATOS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30869 (Commission File Number)	36-4360035 (IRS Employer Identification No.)

7444 West Wilson Avenue, Chicago, IL (Address of principal executive offices)	60706 (Zip Code)
Registrant’s telephone number, including area code: (708) 867-9600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     (a) On May 7, 2007, Stratos International, Inc. (“Stratos” or the “registrant”) issued the press release attached as Exhibit 99.1, indicated that, on May 1, 2007, Stratos received a notice from the Nasdaq Listing Qualifications Staff indicating that Stratos does not satisfy the continued listing requirements under Nasdaq Marketplace Rules 4350(e) and 4350(g) because Stratos failed to hold its annual meeting of shareholders prior to April 30, 2007 and to solicit proxies and provide a proxy statement for a meeting of shareholders. The notice stated that Nasdaq was initiating the process to delist Stratos’ common stock from The Nasdaq Global Market. Stratos has appealed the delisting determination and, in accordance with Nasdaq procedures, has requested a hearing with the Nasdaq Listing Qualifications Panel to appeal the delisting determination. Stratos’ shares will remain listed on the Nasdaq Global Market under the ticker symbol STLW pending a decision by Nasdaq. There can be no assurance that Nasdaq will grant Stratos’ request for continued listing of its common stock.
Item 7.01 Regulation FD Disclosure.
     Stratos hereby furnishes the information set forth in its press release issued on May 7, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The information furnished under Item 7.01 and the exhibit furnished under Item 9.01 are not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	99.1	Press release dated May 7, 2007 issued by the registrant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC.
By:	/s/ Barry Hollingsworth
	Name:	Barry Hollingsworth
	Title:	Chief Financial Officer

Date: May 7, 2007

INDEX TO EXHIBITS

Item No.	Exhibit Index

99.1	Press release dated May 7, 2007 issued by the registrant.